UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917)533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Acurx Pharmaceuticals, Inc. (“we”, “us” and “our”) held on June 7, 2022, the holders of 5,689,473 shares of our common stock, or approximately 55.43% of our outstanding shares of common stock, were represented in person or by proxy and, therefore, a quorum was present. At the Annual Meeting, our stockholders considered two proposals, which are described briefly below and in more detail in the Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1 – Election of Directors

Our stockholders elected the following directors as Class I directors to hold office until the 2025 Annual Meeting of stockholders by the following votes:

Nominees	Shares Voted For	Shares Withheld	Broker Non-Votes
Carl V. Sailer	3,743,543	289,750	1,656,180
Thomas Harrison	3,741,578	291,715	1,656,180

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of CohnReznick LLP as our independent auditors for the fiscal year ending December 31, 2022 by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,584,342	98,801	6,330	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.
Date: June 7, 2022
	By:	/s/ David P. Luci
	Name:	David P. Luci
	Title:	President and Chief Executive Officer